Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Annual Report of The Western Union Company on Form 10-K for the period ended December 31, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Hikmet Ersek and Scott T. Scheirman certify that, to the best of each of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date: February 24, 2012	/s/ HIKMET ERSEK
Hikmet Ersek
President and Chief Executive Officer

Date: February 24, 2012	/s/ SCOTT T. SCHEIRMAN
Scott T. Scheirman
Executive Vice President and Chief Financial Officer